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                                                                      Exhibit 16


Deloitte & Touche LLP
Two World Financial Center
New York, New York 10281-1414

Tel: (212) 436-2000
Fax: (212) 436-5000




August 23, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K/A of Terremark Worldwide, Inc. (formerly known as AmTec, Inc.) dated August 23, 2000.

Yours truly,